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                                                                  Exhibit 10.30
              BUSINESS CONSULTANT AND MANAGEMENT AGREEMENT


     AGREEMENT made this 7th day of May, 1999, by and between JORE CORPORATION, a Montana corporation ("JORE"), and KARL H. GIEBMANNS, an individual ("GIEBMANNS"), with reference to the following facts:


                                 Recitals

     JORE desires to engage the services of GIEBMANNS as an independent contractor and not as an employee to perform consulting services for JORE regarding the technology to manufacture and design tools which JORE intends on producing in the future.

                                   Agreement

     1.     TERM.

     (a) Unless sooner terminated pursuant to Section Two (2), the term of this Agreement shall commence on the date hereof and continue in full force and effect for a period of five years.

     (b) Either party shall have an option to renew this Agreement for a period of five (5) years by providing written notice to each other at least three-hundred sixty-five (365) days prior to the expiration hereof.

     2.     TERMINATION.    This Agreement may be terminated as follows:

     (a) By the mutual agreement of the parties as evidenced by a signed instrument executed by both Parties.

     (b) By either party if the other party materially and substantially breaches this Agreement. A material and substantial breach of any agreement between JORE and International Tool Machines of Florida, Inc. shall constitute a breach of this Agreement.

     3.     LIMITED LIABILITY.    With regard to the services to be performed
by GIEBMANNS pursuant to the terms of this Agreement, GIEBMANNS shall not be liable to JORE, or to anyone who may claim any right due to any relationship with JORE, for any acts or omissions in the performance of services on the part of GIEBMANNS or on the part of the agents or employees of GIEBMANNS, except when said acts or omissions of GIEBMANNS are due to their willful misconduct or culpable negligence. JORE shall hold GIEBMANNS free and harmless from any obligations, costs, claims, judgments,


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attorneys' fees, and attachments arising from or growing out of the services rendered to JORE pursuant to the terms of this agreement or in any wasy connected with the rendering of services, except when the same shall arise due to the willful misconduct of culpable negligence of GIEBMANNS and GIEBMANNS is adjudged to be guilty of willful misconduct or culpable negligence by a court of competent jurisdiction.

     4.     PAYMENT.    JORE shall pay to GIEBMANNS, the sum of 1,000,000.
Such sum shall be payable as follows: On September 10, 1999, one installment of $400,000, and installments of $200,000 per year beginning on the day that is one year from the date hereof, and continuing for 2 successive years.

     5.     MISCELLANEOUS.

     (a) Each of the parties agrees to execute a Non-Disclosure Agreement in substantially the form of EXHIBIT B hereto.

     (b) In the event the Parties are unable to resolve any dispute, any controversy or dispute shall be settled by binding arbitration in Palm Coast, Florida, pursuant to the Rules of the American Arbitration Association.

     (c) This Agreement shall be governed, controlled, interpreted and defined by and under the laws of the State of Florida.

     (d) Each party agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party, which consent shall not be unreasonably withheld. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to, the benefit of the parties hereto, their successors and assigns.

     (e) If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect.

     (f) No waiver of any term or condition of this Agreement shall be valid or binding on either party unless agreed in writing by the party to be charged. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions.

     (g) This Agreement, including the Exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing.




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     (h)  The Parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise among the parties and no party shall have any authority to bind any other party or incur any obligation on the other party's behalf.


/s/ Kurt H. Giebmanns
------------------------------------------
Kurt H. Giebmanns


JORE CORPORATION


/s/ Matt Jore
------------------------------------------
BY: Matt Jore, President


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                                     EXHIBIT B

                           MUTUAL NONDISCLOSURE AGREEMENT

     Each undersigned party (the "Receiving Party") understands that the other party (the "Disclosing Party") has disclosed or may disclose information relating to the design, development and manufacture of drill bit manufacturing machines employing rotary transfer mechanisms or relating to the Disclosing Party's business (including, without limitation, computer programs, technical drawings, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information), which to the extent previously, presently, or subsequently disclosed to the Receiving Party is hereinafter referred to as "Proprietary Information" of the Disclosing party.


     In consideration of the parties' discussions and any access of the Receiving Party to Proprietary Information of the Disclosing Party, the Receiving Party hereby agrees as follows:

     1. HOLD INFORMATION IN CONFIDENCE. The Receiving Party agrees: (i) to hold the Disclosing Party's Proprietary Information in confidence and to take reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials), (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Proprietary Information except to evaluate internally its relationship with the Disclosing Party, (iv) not to copy or reverse engineer any of such Proprietary Information, and (v) not to export or reexport (within the meaning of U.S. or other export control laws or regulations) any such Proprietary Information or product thereof. Without granting any right or license, the Disclosing Party agrees that the foregoing shall not apply with respect to any information after five years following the disclosure thereof or any information that the Receiving Party can document
(i) is or becomes (through no improper action or inaction by the Receiving Party or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its possession or known by it prior to receipt from the Disclosing Party, provided the Receiving Party complies with restrictions imposed thereon by third parties, or (iii) was rightfully disclosed to it by a third party without restriction, provided the Receiving Party complies with restrictions imposed thereon by third parties, or (iv) was independently developed without Use of any Proprietary Information of the Disclosing Party by employees of the Receiving Party who have had no access to such information.
The Receiving Party may make disclosures required by law (including, without limitation, disclosures required under federal and state securities laws) or court order provided the

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Receiving Party uses diligent reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order.

     2. RETURN OF INFORMATION. Immediately upon a request by the Disclosing Party at any time the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof. The Receiving Party understands that nothing herein (i) requires the disclosure of any Proprietary Information of the Disclosing Party or (ii) requires the Disclosing Party to proceed with any transaction or relationship.

     3. EQUITABLE REMEDIES. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, which breach may result in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect. This Agreement shall be governed by the law of the State of Florida without regard to the conflicts of law provisions thereof. This Agreement supersedes all prior discussions and writings regarding the subject matter hereof and constitutes the entire agreement between, the parties with respect to the subject matter hereof. The prevailing party in any action to enforce this Agreement shall be entitled to costs and attorneys' fees. No waiver or modification of this Agreement shall be binding upon a party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver.

     Executed as of April ___, 1999.

INTERNATIONAL TOOL MACHINES OF FLORIDA, INC.


/s/ Karl Giebmanns
-------------------------------
By, Karl Giebmanns, President

JORE CORPORATION


/s/ Matt Jore
--------------------------------
By: Matt JORE, President